Exhibit 99.1

FOR IMMEDIATE RELEASE July 27, 2022

Tribe Capital Growth Corp I Announces Name Change to Iris Acquisition Corp and Other Management Changes

Tribe Capital Growth Corp I (Nasdaq: ATVC) (the “Company”), a special purposes acquisition company originally co-sponsored by Tribe Capital and Arrow Capital, announced today that it has legally changed its name to “Iris Acquisition Corp" following Tribe Capital’s withdrawal as a co-sponsor of the Company.

Arrow Capital is now the sole sponsor of the Company and a new management team from Arrow Capital will lead the Company’s business operations with a new acquisition strategy. The Company’s current officers will be replaced by Mr. Sumit Mehta (currently the Vice President of the Company) as Chief Executive Officer, Ms. Lisha Parmar as Chief Financial Officer & Secretary and Mr. Omkar Halady as the Vice President.

Commencing on July 28, 2022, the Company will trade under the new name and the new symbols: IRAA for its common stock, IRAAU for its units, and IRAAW for its warrants.

Tribe Capital Growth Corp I is a blank check company, also commonly referred to as a SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The units were initially offered by the Company in an underwritten offering. Cantor Fitzgerald & Co. acted as the sole book-running manager for the offering. A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on March 4, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Contact:
Marketing & Communications Team
ssg@arrcap.com
Attn: Omkar Halady
Tel: +971 4 3966949

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.